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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A



                  For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                            MemberWorks Incorporated
             (Exact name of registrant as specified in its charter)



         Delaware                           06-1276882
         (State of incorporation            (IRS Employer
         or organization)                   Identification No.)


         680 Washington Blvd., Suite 1100, Stamford, CT           06901
         (Address of principal executive offices)               (Zip Code)


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

                                      / /

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A.(c)(2), please check the following box.

                                      / /


          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                      None


          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Common Stock, par value $.01
                                (Title of class)
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         Item 1:  Description of Registrant's Securities to be Registered.

              The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on (the "Registration Statement on Form S-1") (File No. 333-10541 is incorporated herein by reference.


         Item 2:  Exhibits.

              The following exhibits are filed herewith (or incorporated by reference as indicated below):

              1. Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1.

              2. Amendment to Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1.

              3. Restated Certificate of Incorporation of the Registrant (to be filed with the Secretary of State of Delaware upon closing of this offering), incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1.

              4. Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1.


                                    SIGNATURE


              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       MEMBERWORKS INCORPORATED

                                       By: /s/ Gary A. Johnson
                                          -------------------------
                                            Gary A. Johnson
                                            President and
                                            Chief Executive Officer